EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made as of July 15, 2003, by and among Techdyne, Inc., a Florida corporation ("Buyer"), and Ralph F. Silvers and Steven M. Breen, each an individual resident of Illinois, and Douglas Kvalvog and Raymond Hill, each a resident of Texas (collectively, "Sellers").

                                    RECITALS

         Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of AG Technologies, Inc., an Illinois corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.

                             STATEMENT OF AGREEMENT

         The parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

"Acquired Companies" -- the Company and AG Technologies de Mexico, S.A. de C.V. ("AG of Mexico"), collectively.

"Applicable Contract"-- any Contract (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

"Balance Sheet"-- as defined in Section 3.4.

"Breach"-- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"Buyer"-- as defined in the first paragraph of this Agreement.

 "Closing"-- as defined in Section 2.3.

"Closing Date"-- the date and time as of which the Closing actually takes place.

"Company"-- as defined in the Recitals of this Agreement.

"Consent"-- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).



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"Contemplated Transactions"-- all of the transactions contemplated by this
Agreement.

"Contract"-- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Damages"-- as defined in Section 11.2.

"Disclosure Letter"-- the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

"Earnout Payments" - as defined in Section 2.5

"Employee Plan" - any plan, program, contract, arrangement, practice or policy that is or was at any time during the last six years sponsored, maintained, administered or contributed to by an Acquired Company or any ERISA Affiliate, whether or not written, which provides pension, retirement, profit sharing, deferred compensation, bonus, incentive compensation, stock option, stock appreciation, health, medical, dental, vision, life insurance, death benefits, workers' compensation, disability, severance, supplemental unemployment benefits, vacation benefits or any similar benefits (including but not limited to cafeteria plans), to or for the benefit of any current or former employee, owner, shareholder or independent contractor (or to any beneficiary or dependent thereof) of an Acquired Company or any of its ERISA Affiliates, regardless of whether such Employee Plan is governed by ERISA.

"Employment Agreement"-- as defined in Section 2.4(a)(iii).

"Encumbrance"-- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Environment"-- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"Environmental, Health, and Safety Liabilities"-- any cost, damages, expense, liability, obligation, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

         (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

         (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

         (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or


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         (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

"Environmental Law"-- any Legal Requirement that requires or relates to:

         (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

         (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

         (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

         (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

         (e) protecting resources, species, or ecological amenities;

         (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

         (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

         (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, as construed to include all applicable regulations, orders, rules, judgments, rulings and other pronouncements issued thereunder.

"ERISA Affiliate" -- with respect to any Person any other Person, trade or business, or entity that is or was treated as a single employer under IRC
Section 414(b), (c), (m) or (o) or Section 4001(a)(14) or (b)(1) of ERISA.

"Facilities" -- any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

"GAAP" -- generally accepted United States accounting principles.


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"Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body" -- any:

         (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

         (b) federal, state, local, municipal, foreign, or other government;

         (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

         (d) multi-national organization or body; or

         (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

"Hazardous Materials" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"Intellectual Property Assets" -- as defined in Section 3.22.

"Interim Balance Sheet" -- as defined in Section 3.4.

"IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"Knowledge"-- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

         (a) such individual is actually aware of such fact or other matter; or

         (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner,


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executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Noncompetition Agreements" -- as defined in Section 2.4(a)(iv).

"Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"Order"-- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

         (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

         (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

         (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

"Person"-- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Related Person" -- with respect to a particular individual:

         (a) each other member of such individual's Family;

         (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;


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         (c) any Person in which such individual or members of such individual's
Family hold (individually or in the aggregate) a Material Interest; and

         (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

         (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

         (b) any Person that holds a Material Interest in such specified Person;

         (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

         (d) any Person in which such specified Person holds a Material
Interest;

         (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

         (f) any Related Person of any individual described in clause (b) or
(c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

"Release" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"Representative"-- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"Securities Act" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Sellers" -- as defined in the first paragraph of this Agreement.

"Sellers' Releases" -- as defined in Section 2.4(a)(ii).

"Shares" -- as defined in the Recitals of this Agreement.

"Subsidiary" -- with respect to the Company, any corporation or other entity of which securities or other interests having the power to elect a majority of that entity's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other entity, are


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held by the Company or one or more of its Subsidiaries, and with respect to the
Company includes, without limitation, AG of Mexico.

"Tax"-- any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

"Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Threat of Release" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                                   ARTICLE II
                                   ----------

                      SALE AND TRANSFER OF SHARES; CLOSING
                      ------------------------------------

         2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

         2.2 Purchase Price. The purchase price (the "Purchase Price") for the Shares will be $2,000,000, adjusted as provided in this Section 2.2, plus the Earnout Payments. Sellers shall deliver at Closing a statement listing, as of the Closing Date, the outstanding balance of all obligations owed to financial institutions, suppliers, shareholders and others for funds advanced or credit extended (other than trade accounts payable) to the Company (the "Borrowing Statement"), accompanied by a reconciliation of all balances and outstanding items for the Company's checking, loan and other bank accounts. The Purchase Price shall be increased by the amount of any cash on hand as shown on the reconciliation, and shall be decreased by the amount of any liabilities of the Acquired Companies as shown on the Borrowing Statement.

         2.3 Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Buyer's counsel at 931 N. Plum Grove Rd., Schaumburg, Illinois, at 11:00 a.m. (local time) on July 15, 2003, or at such other time and place as the parties may agree. Subject to the provisions of
Article IX, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.


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         2.4 Closing Obligations. At the Closing:

             (a) Sellers will deliver to Buyer:

                 (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

                 (ii) releases in the form of Exhibit 2.4(a)(ii) executed by Sellers (collectively, "Sellers' Releases");

                 (iii) the employment agreement in the form of Exhibit 2.4(a)(iii), executed by Steven M. Breen ("Employment Agreement");

                 (iv) noncompetition agreements in the form of Exhibit 2.4(a)(iv), executed by Messrs. Silvers, Kvalvog and Hill (collectively, the "Noncompetition
Agreements");

                 (v) a certificate executed by Sellers representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Sellers to Buyer prior to the Closing Date in accordance with
Section 5.5);

                 (vi) the resignations of all Sellers (except Steven M. Breen) as officers and directors of the Company;

                 (vii) an agreement among the Sellers and the Company terminating the Restrictive Stock Agreement, dated February 3, 1999, and the Agreement to Issue Stock and to Amend the Restrictive Stock Agreement , dated as of January 1, 2002, without any further liability of any party; and

                 (viii) the consulting agreement in the form of Exhibit 2.4(a)(viii), executed by Ralph F. Silvers ("Consulting Agreement");

                 (ix) certificates representing the shares of capital stock of AG of Mexico not owned of record by the Company, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer or Buyer's nominee; and

                 (x) the Borrowing Statement and reconciliation referenced in
Section 2.2.

             (b) Buyer will deliver to Sellers:

                 (i) the Purchase Price, adjusted as provided in Section 2.2, by wire transfer to the trust account of Sellers' counsel, for the benefit of the Sellers;

                 (ii) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

                 (iii) the Employment Agreement and Consulting Agreement, executed by a duly authorized officer of the Company.


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         2.5 Earnout Payments. As additional consideration for the purchase of the Shares, Buyer agrees to pay to Seller the payments described in this Section
2.5 ("Earnout Payments"). Within 60 days following the completion of each of the first three twelve month periods following the Closing Date (each, a "Payment Date"), Buyer shall pay to the Sellers an amount equal to five percent of the Company's Net Sales during such twelve month period, provided, however, that the maximum amount payable to all Sellers hereunder shall not exceed $1,300,000 in the aggregate. Such obligation shall be a general unsecured liability of the Buyer, and shall be allocated and paid to the Sellers in proportion to the number of Shares sold by each of them to the Buyer. "Net Sales" shall be calculated from the accounting records of the Company according to GAAP, and shall be calculated by reference to the gross invoice amount to the customer for all products and services sold by the Company during the period, less all discounts, sales tax & freight charges. On each Payment Date, Buyer shall deliver to Seller a copy of the Company's income statement used in calculating the amount of the Earnout Payment due on such date, together with a spreadsheet documenting the calculation of the Earnout Payment due. Buyer shall permit Sellers, or a single accountant or firm of accountants designated by them, to inspect the accounting records of the Company and related workpapers used in the calculation of the Earnout Payment.

                                  ARTICLE III
                                  -----------

                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------

         Sellers jointly and severally represent and warrant to Buyer as follows:

         3.1 Organization and Good Standing

             (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

             (b) Sellers have delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

             (c) The Company has no Subsidiaries except AG of Mexico. All of the issued and outstanding shares of capital stock of AG of Mexico are owned by the Company or the Sellers, in the respective amounts shown in Part 3.1(c) of the Disclosure Letter, free and clear of any Encumbrances.

         3.2 Authority; No Conflict

             (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Employment Agreement, the Sellers' Releases, and the Noncompetition Agreements (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this


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Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

         (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

             (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

             (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or either Seller, or any of the assets owned or used by any Acquired Company, may be subject;

             (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

             (iv) cause Buyer or any Acquired Company to become subject to, or to become liable for the payment of, any Tax;

             (v) cause any of the assets owned by any Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Body;

             (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

             (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

Except as set forth in Part 3.2 of the Disclosure Letter, no Seller or Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.3 Capitalization. The authorized equity securities of the Company consist of 1,177 shares of common stock, par value $1.00 per share, all of which are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances, as provided below:

     --------------------------------------------- ------------------------
                        SELLER                        NUMBER OF SHARES
     --------------------------------------------- ------------------------
     Ralph F. Silvers                                        500
     --------------------------------------------- ------------------------
     Steven M. Breen                                         500
     --------------------------------------------- ------------------------
     Douglas Kvalvog                                         118
     --------------------------------------------- ------------------------
     Raymond Hill                                            59
     --------------------------------------------- ------------------------


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

With the exception of the Shares (which are owned by Sellers), and the shares, all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances, except those imposed by the Restrictive Stock Agreement, dated February 3, 1999, and the Agreement to Issue Stock and to Amend the Restrictive Stock Agreement, dated as of January 1, 2002, and no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

         3.4 Financial Statements. Sellers have delivered to Buyer: (a) the unaudited consolidated balance sheet of the Acquired Companies as at December 31, 2002 (the "Balance Sheet"), and the related unaudited consolidated statements of income for the fiscal year then ended, (b) unaudited consolidated balance sheets of the Acquired Companies as at December 31 in each of the years 2000 through 2001, and the related unaudited consolidated statements of income for each of the fiscal years then ended, and (b) an unaudited consolidated balance sheet of the Acquired Companies as at June 30, 2003 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income for the six months then ended. Such financial statements fairly present the financial condition and the results of operations of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with the income tax method of accounting, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse). The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. The income tax method of accounting used in the preparation of the financial statements conforms in all respects to GAAP except to the extent specifically disclosed on Part 3.4 of the Disclosure Letter, and it is understood and agreed that all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, except to the extent that a specific exception is described in Part 3.4 of the Disclosure Letter. No financial statements of any Person other than the Acquired Companies would be required by GAAP to be included in the consolidated financial statements of the Company.

         3.5 Books and Records. The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Acquired Companies are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

         3.6 Title to Properties; Encumbrances. The Acquired Companies own no real property. Part 3.6 of the Disclosure Letter contains a complete and accurate list of all leaseholds or other interests in real property owned by any Acquired Company. The Acquired Companies own all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the Facilities or reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except, with respect to all such properties and assets, (a) security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current taxes not yet due.

         3.7 Condition and Sufficiency of Assets. To the Knowledge of Sellers, the buildings, plants, structures, and equipment of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

         3.8 Accounts Receivable. All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible. Each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

         3.9 Inventory. All inventory of the Acquired Companies, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

         3.10 No Undisclosed Liabilities. Except as set forth in Part 3.10 of the Disclosure Letter, the Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the

Ordinary Course of Business since the respective dates thereof. The Acquired Companies shall have no liabilities for funds advanced or credit extended (other than trade accounts payable) to the Company except as disclosed on the Borrowing Statement.

         3.11 Taxes.

              (a) The Acquired Companies have filed or caused to be filed (on a timely basis since January 1, 1998) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have delivered to Buyer copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since January 1, 1998. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or any Acquired Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith.

              (b) The United States federal and state income Tax Returns of each Acquired Company subject to such Taxes have been audited by the IRS or relevant state tax authorities (or in the case of the Subsidiary, the Mexican Ministry of Finance and Public Credit) or are closed by the applicable statute of limitations for all taxable years through 1999. Part 3.11 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Except as described in Part 3.11 of the Disclosure Letter, no Seller or Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

              (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP, except to as disclosed in Part 3.4 of the Disclosure Schedule) and are at least equal to that Acquired Company's liability for Taxes. There exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

              (d) All Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement. No Acquired Company is, or within the five-year period preceding the Closing Date has been, an "S" corporation.

         3.12 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         3.13 Employee Benefits.

              (a) Identification of Employee Plans. Part 3.13(a) of the Disclosure Letter identifies each Employee Plan and designates whether each Employee Plan constitutes (i) a "welfare plan" as defined in Section 3(1) of ERISA, (ii) a "pension plan" as defined in Section 3(2) of ERISA, (iii) a plan that is intended to be qualified under IRC Section 401(a), and (iv) a plan that is intended to satisfy IRC Section 125.

              (b) Disclosure of Employee Plan Materials. Except as set forth in
Part 3.13(b) of the Disclosure Letter, true and complete copies of the following materials have been previously furnished to Buyer with respect to each Employee Plan to the extent applicable: (i) all current and prior plan documents, (ii) all current and prior plan amendments, (iii) all current and prior trust agreements, (iv) all current and prior trust amendments, (v) the summary plan description and any summary of material modifications (including any formal or informal summaries and written interpretations of such Employee Plan) for the previous six years, (vi) annual reports filed on Form 5500 for the previous six plan years, (vii) all current insurance policies, (viii) all current administrative contracts, (ix) all current and prior favorable determination letters from the Internal Revenue Service, (x) all current sample administrative forms, (xi) nondiscrimination tests for the previous six years, (xii) all current investment contracts, and (xiii) actuarial or other financial reports for the previous six years.

              (c) Compliance. Except as set forth in Part 3.13(c) of the Disclosure Letter, each Employee Plan has been administered and maintained, from the time of such Employee Plan's inception up to and including the Closing Date, in substantial compliance with (i) the terms of such Employee Plan, (ii) any statutes, orders, rules or regulations, including but not limited to ERISA and the IRC and (iii) any fiduciary standards prescribed under ERISA.

              (d) Tax-Qualified Status. Except as set forth in Part 3.13(d) of the Disclosure Letter, each Employee Plan which is intended to be qualified under IRC Section 401(a) is currently so qualified and has been so qualified during the period from the time of such Employee Plan's inception up to and including the Closing Date, and each trust forming a part thereof is exempt from tax pursuant to IRC Section 501(a). Except as set forth in Part 3.13(d) of the Disclosure Letter, each Employee Plan which is a "cafeteria" or other similar plan that is intended to satisfy the requirements of IRC Section 125 does satisfy such requirements from the time of such Employee Plan's inception up to and including the Closing Date.

              (e) Funding and Contribution Issues. Except as set forth in Part 3.13(e) of the Disclosure Letter, no Employee Plan constitutes (i) a "multiemployer plan," as defined in Section 3(37) of ERISA, (ii) a "defined benefit plan," as defined in Section 3(35), (iii) any other plan subject to Title IV of ERISA, or (iv) a plan maintained in connection with any trust described in IRC Section 501(c)(9). No condition exists and no event has occurred that could constitute grounds for termination of any Employee Plan, and no Acquired nor any ERISA Affiliate of any Acquired Company has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. No "accumulated funding deficiency," as defined in Section 412 of the IRC, has been incurred with respect to any Employee Plan, whether or not waived. Full payment has been made of all amounts which any Acquired Company or any ERISA Affiliate is required to have paid as contributions to or benefits under any Employee Plan as of the end of the most recent plan year thereof and there are no unfunded obligations under any Employee Plan that have not been disclosed to Buyer in writing prior to the Closing. Except as set forth in Part 3.13(e) of the Disclosure Letter, all contributions and contribution obligations have been reflected on the Interim Balance Sheet.

              (f) Reporting and Disclosure. Except as set forth in Part 3.13(f) of the Disclosure Letter, each of the Acquired Companies has complied with all reporting and disclosure obligation to all governmental entities and all participants and beneficiaries with respect to each Employee Plan required by the terms of such Employee Plan any statutes, orders, rules or regulations, including but not limited to ERISA, the IRC, and the Sarbanes-Oxley Act of 2002.

              (g) Other Liabilities and Reportable Events. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make any Acquired Company or any party to this Agreement subject to any liability under Title I of ERISA or liable for any tax or penalty, including without limitation any excise tax imposed under Chapter 43 of Schedule D of the IRC pursuant to Section 4975 of the IRC. There is no pending or threatened litigation, arbitration, disputed claim, adjudication, audit, investigation, examination or other proceeding with respect to any Employee Plan or any fiduciary or administrator thereof in their capacities as such. No "reportable event," within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Employee Plan.

              (h) Nondeductible Benefits. Except as set forth in Part 3.13(h) of the Disclosure Letter, no benefit under any Employee Plan has in the past or could give rise in the future to the payment of any amount that would not be deductible pursuant to the current provisions of the IRC.

              (i) No Retiree Medical Benefits. Except as set forth in Part 3.13(i) of the Disclosure Letter and except as required by IRC Section 4908B and Title I, Part 6 of ERISA, there is no liability in respect of or any obligation to provide post-retirement health and medical benefits for retired or former employees of any Acquired Company or any of its ERISA Affiliates, and the Acquired Companies have reserved their right to amend or terminate any Employee Plan providing health or medical benefits under the terms of any such plan and descriptions thereof given to employees.

              (j) COBRA Compliance. Except as set forth in Part 3.13(j) of the Disclosure Letter, with respect to the Employee Plans which are "group health plans" under IRC Section 4980B or Section 607(1) of ERISA, there has been timely compliance in all material respects with all requirements imposed under IRC
Section 4980B and Part 6 of Title I of ERISA, so that no Acquired Company nor any of its ERISA Affiliates has any (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such Employee Plan. After the Closing Date, Sellers shall be responsible for providing contribution coverage required under Section 4980B of the IRC and Title I, Part 6 of ERISA to all former employees of the Acquired Companies who terminated employment on or before such date.

              (k) No Increased Benefits or Vesting. Except as set forth in Part 3.13(k) of the Disclosure Letter, there has been no amendment, written interpretation, announcement (whether or not written) or any other change by the Acquired Companies or any of their ERISA Affiliates, which would (i) increase the expense of maintaining any Employee Plan above the level of the expense of such Employee Plan when compared to the fiscal year or plan year ended immediately prior to the Closing Date, or (ii) express any intention or make any commitment to create any additional plan that would constitute an Employee Plan that is not yet effective. Except as set forth in Part 3.13(k) of the Disclosure Letter, the execution and consummation of the transactions contemplated by this Agreement will not constitute any type of a triggering event under any Employee Plan, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in (i) any payment of severance pay of any type, (ii) any acceleration or other impact on vested benefits, or (iii) any increase in benefits, to any current or former participant, employee or director of the Acquired Companies.

              (l) No Employment or Severance Arrangements. Except as set forth in Part 3.13(l) of the Disclosure Letter, none of the Acquired Companies is a party or subject to any union contract or any employment contract or arrangement providing for annual future compensation to any employee, owner, shareholder or independent contractor of such company or any of its ERISA Affiliates, including (without limitation) any severance or other similar contract, arrangement or policy, whether written or oral, providing for compensation or benefits upon termination.

         3.14 Compliance With Legal Requirements; Governmental Authorizations

              (a) Except as set forth in Part 3.14 of the Disclosure Letter:

                  (i) each Acquired Company is, and at all times since January 1, 1998 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) no Acquired Company has received, at any time since January 1, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

              (b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure
Letter:

                  (i) each Acquired Company is, and at all times since January 1, 1998 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part
3.14 of the Disclosure Letter;

                  (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

                  (iii) no Acquired Company has received, at any time since January 1, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

         The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

         3.15 Legal Proceedings; Orders

              (a) Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

                  (i) that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Sellers and the Acquired Companies, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part
3.15 of the Disclosure Letter. The Proceedings listed in Part 3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

              (b) Except as set forth in Part 3.15 of the Disclosure Letter:

                  (i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject;

                  (ii) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                  (iii) no officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

              (c) Except as set forth in Part 3.15 of the Disclosure Letter:

                  (i) each Acquired Company is, and at all times since January 1, 1998 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                  (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject; and

                  (iii) no Acquired Company has received, at any time since January 1, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

         3.16 Absence of Certain Changes and Events. Except as set forth in Part
3.16 of the Disclosure Letter, since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

              (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

              (b) amendment to the Organizational Documents of any Acquired Company;

              (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

              (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

              (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

              (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $10,000;

              (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

              (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $10,000;

              (i) material change in the accounting methods used by any Acquired Company; or

              (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

         3.17 Contracts; No Defaults.

              (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and /or Sellers have delivered to Buyer true and complete copies, of:

                  (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $10,000;

                  (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $10,000;

                  (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $10,000;

                  (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

                  (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                  (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                  (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

                  (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

                  (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                  (x) each power of attorney that is currently effective and outstanding;

                  (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

                  (xii) each Applicable Contract for capital expenditures in excess of $10,000;

                  (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

                  (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

              (b) Except as set forth in Part 3.17(b) of the Disclosure Letter:

                  (i) No Seller (and no Related Person of any Seller) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                  (ii) no officer, director, agent, employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

              (c) Except as set forth in Part 3.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

              (d) Except as set forth in Part 3.17(d) of the Disclosure Letter:

                  (i) each Acquired Company is, and at all times since January 1, 1998 has been, in full compliance with all applicable terms and requirements of each Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

                  (ii) each other Person that has or had any obligation or liability under any Contract under which an Acquired Company has or had any rights is, and at all times since January 1, 1998 has been, in full compliance with all applicable terms and requirements of such Contract;

                  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                  (iv) no Acquired Company has given to or received from any other Person, at any time since January 1, 1998, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

              (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

              (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         3.18 Insurance.

              (a) Sellers have delivered to Buyer:

                  (i) true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is or has been covered at any time within the five years preceding the date of this Agreement; and

                  (ii) true and complete copies of all pending applications for policies of insurance; and

              (b) Part 3.18(b) of the Disclosure Letter describes:

                  (i) any self-insurance arrangement by or affecting any Acquired Company, including any reserves established thereunder;

                  (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company; and

                  (iii) all obligations of the Acquired Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

              (c) Part 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the five preceding policy years:

                  (i) a summary of the loss experience under each policy;

                  (ii) a statement describing each claim under an insurance policy for an amount in excess of $10,000, which sets forth:

                      (A) the name of the claimant;

                      (B) a description of the policy by insurer, type of insurance, and period of coverage; and

                      (C) the amount and a brief description of the claim; and

                  (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

              (d) Except as set forth on Part 3.18(d) of the Disclosure Letter:

                  (i) All policies to which any Acquired Company is a party or that provide coverage to either Seller, any Acquired Company, or any director or officer of an Acquired Company:

                      (A) are valid, outstanding, and enforceable;

                      (B) are issued by an insurer that is financially sound and reputable;

                      (C) taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Companies for all risks normally insured against by a Person carrying on the same business or businesses as the Acquired Companies;

                      (D) are sufficient for compliance with all Legal Requirements and Contracts to which any Acquired Company is a party or by which any of them is bound;

                      (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

                      (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of any Acquired Company.

                 (ii) No Seller or Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                 (iii) The Acquired Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

                 (iv) The Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

         3.19 Environmental Matters.

         Except as set forth in part 3.19 of the Disclosure Letter:

              (a) Each Acquired Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Seller or Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

              (b) There are no pending or, to the Knowledge of Sellers and the Acquired Companies, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has or had an interest. Notwithstanding the foregoing, AG of Mexico has no Environmental, Health, and Safety Liabilities of any nature, including liabilities for fines, penalties or remedial actions, resulting from the January 29, 2003 inspection of its facility conducted by Mexican environmental authorities.

              (c) No Seller or Acquired Company has Knowledge of any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

              (d) No Seller or Acquired Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which Sellers or any Acquired Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

              (e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Seller, Acquired Company, any other Person for whose conduct they are or may be held responsible, or to the Knowledge of Sellers and the Acquired Companies, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has or had an interest except in full compliance with all applicable Environmental Laws.

              (f) There has been no Release or, to the Knowledge of Sellers and the Acquired Companies, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has or had an interest, or to the Knowledge of Sellers and the Acquired Companies any geologically or hydrologically adjoining property, whether by Sellers, any Acquired Company, or any other Person.

              (g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         3.20 Employees.

              (a) Part 3.20 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1998; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or other Employee Plan.

              (b) No employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Acquired Companies by any such employee or director. To Sellers' Knowledge, no director, officer, or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

              (c) Part 3.20 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         3.21 Labor Relations; Compliance. Since January 1, 1998, no Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since January 1, 1998, there has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body in the United States or Mexico, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         3.22 Intellectual Property.

              (a) Intellectual Property Assets -- The term "Intellectual Property Assets" includes:

                  (i) the name "AG Technologies," all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                  (ii) all patents, patent applications, and inventions and discoveries of the Acquired Companies that may be patentable (collectively, "Patents");

                  (iii) all copyrights of the Acquired Companies in both published works and unpublished works (collectively, "Copyrights");

                  (iv) all rights of the Companies in mask works (collectively, "Rights in Mask Works"); and

                  (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets") owned, used, or licensed by any Acquired Company as licensee or licensor.

              (b) Agreements -- Part 3.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Acquired Companies, of all Contracts relating to the Intellectual Property Assets to which any Acquired Company is a party or by which any Acquired Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000.00 under which an Acquired Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

              (c) Know-How Necessary for the Business.

                  (i) The Intellectual Property Assets are all those necessary for the operation of the Acquired Companies' businesses as they are currently conducted. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                  (ii) Except as set forth in Part 3.22(c) of the Disclosure Letter, all former and current employees of each Acquired Company have executed written Contracts with one or more of the Acquired Companies that assign to one or more of the Acquired Companies all rights to any inventions, improvements, discoveries, or information relating to the business of any Acquired Company. No employee of any Acquired Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of the Acquired Companies.

              (d) Patents. The Acquired Companies own no Patents. None of the products manufactured and sold, nor any process or know-how used, by any Acquired Company infringes or is alleged to infringe any patent or other proprietary right of any other Person

              (e) Trademarks.

                  (i) Part 3.22(e) of Disclosure Letter contains a complete and accurate list and summary description of all Marks. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                  (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' Knowledge, no such action is Threatened with the respect to any of the Marks.

                  (iv) To Sellers' Knowledge, there is no potentially interfering trademark or trademark application of any third party.

                  (v) No Mark is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

              (f) Copyrights.

                  (i) Part 3.22(f) of the Disclosure Letter contains a complete and accurate list and summary description of all Copyrights. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                  (iii) No Copyright is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                  (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

              (g) Trade Secrets.

                  (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                  (ii) Sellers and the Acquired Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                  (iii) One or more of the Acquired Companies has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Acquired Companies) or to the detriment of the Acquired Companies. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

         3.23 Compliance With the Foreign Corrupt Practices Act and Export Control and Antiboycott Laws.

              (a) Sellers, the Acquired Companies, and their Representatives have not, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of one hundred dollars ($100.00) in the aggregate to any one individual in any year) or any commission payment, to:

                  (i) any person who is an official, officer, agent, employee or representative of any Governmental Body or of any existing or prospective customer (whether government owned or nongovernment owned);

                      (A) any political party or official thereof;

                      (B) any candidate for political or political party office; or

                      (C) any other individual or entity;

while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office.

              (b) Except as set forth in Part 3.23(b), Seller has made all payments to third parties by check mailed to such Third Parties' principal place of business or by wire transfer to a bank located in the same jurisdiction as such party's principal place of business.

              (c) Each transaction is properly and accurately recorded on the books and Records of Seller, and each document upon which entries in Seller's books and Records are based is complete and accurate in all respects. Seller maintains a system of internal accounting controls adequate to insure that Seller maintains no off-the-books accounts and that Seller's assets are used only in accordance with Seller's management directives.

              (d) Seller has at all times been in compliance with all Legal Requirements relating to export control and trade embargoes. No product sold or service provided by Seller during the last five (5) years has been, directly or indirectly, sold to or performed on behalf of Cuba, Iraq, Iran, Libya or North Korea.

              (e) Seller has not violated the antiboycott prohibitions contained in 50 U.S.C. ss.2401 et seq. or taken any action that can be penalized under
Section 999 of the Code. During the last five (5) years, Seller has not been a party to, is not a beneficiary under and has not performed any service or sold any product under any Seller Contract under which a product has been sold to customers in Bahrain, Iraq, Jordan, Kuwait, Lebanon, Libya, Oman, Quatar, Saudi Arabia, Sudan, Syria, United Arab Emirates or the Republic of Yemen.

         3.24 Disclosure.

              (a) No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

              (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

              (c) There is no fact known to any Seller that has specific application to either Seller or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as any Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Companies that has not been set forth in this Agreement or the Disclosure Letter.

         3.25 Relationships With Related Persons. No Seller or any Related Person of Sellers or of any Acquired Company has, or since January 1, 2001 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. No Seller or any Related Person of Sellers or of any Acquired Company owns, or since January 1, 2001 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.25 of the Disclosure Letter, no Seller or any Related Person of Sellers or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

         3.26 Brokers or Finders. Except as disclosed in Section 3.26 of the Disclosure Schedule, Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                                   ARTICLE IV
                                   ----------

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer represents and warrants to Sellers as follows:

         4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.

         4.2 Authority; No Conflict.

             (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

             (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                 (i) any provision of Buyer's Organizational Documents;

                 (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

                 (iii) any Legal Requirement or Order to which Buyer may be subject; or

                 (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3 Investment Intent. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         4.4 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

         4.5 Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

                                   ARTICLE V
                                   ---------

                   COVENANTS OF SELLERS PRIOR TO CLOSING DATE
                   ------------------------------------------

         5.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to each Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data,
(b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

         5.2 Operation of the Businesses of the Acquired Companies. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to:

             (a) conduct the business of such Acquired Company only in the Ordinary Course of Business;

             (b) use their best efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

             (c) confer with Buyer concerning operational matters of a material nature; and

             (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of such Acquired Company.

         5.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

         5.4 Required Approvals. As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to, cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

         5.5 Notification. Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

         5.6 Payment of Indebtedness by Related Persons. Sellers will cause all indebtedness owed to an Acquired Company by any Seller or any Related Person of any Seller to be paid in full prior to Closing.

         5.7 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company.

         5.8 Best Efforts. Between the date of this Agreement and the Closing Date, Sellers will use their best efforts to cause the conditions in Articles VII and VIII to be satisfied.

                                   ARTICLE VI
                                   ----------

                    COVENANTS OF BUYER PRIOR TO CLOSING DATE
                    ----------------------------------------

         6.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with Sellers in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer or any of its Related Persons to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         6.2 Best Efforts. Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its best efforts to cause the conditions in Sections 7 and 8 to be satisfied.

                                  ARTICLE VII
                                  -----------

               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE
               ---------------------------------------------------

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         7.1 Accuracy of Representations.

             (a) All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

             (b) Each of Sellers' representations and warranties in Sections 3.3, 3.4, 3.12, and 3.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

         7.2 Sellers' Performance.

             (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

             (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in
Article V must have been performed and complied with in all respects.

         7.3 Consents. Each of the Consents identified in Part 3.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

         7.4 Additional Documents. Each of the following documents must have been delivered to Buyer:

             (a) an opinion of Law Offices of Allen S. Gabe and Associates, P.C., dated the Closing Date, in the form of Exhibit 7.4(a);

             (b) estoppel certificates executed on behalf of Fleet Management Co., and Consorcio Inmobiliario Del Noreste, S.A. de C.V., landlords of the Company's Brownsville, Texas, and Matamoros, Mexico facilities, dated as of a date not more than ten days prior to the Closing Date, each in the form of
Exhibit 7.4(b); and

             (c) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 8.4(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iv) evidencing the satisfaction of any condition referred to in this Article VII, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         7.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.6 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person other than the Sellers any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

         7.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

         7.8 Termination of Agreement. The Sellers and the Company shall have terminated the Restrictive Stock Agreement, dated February 3, 1999, and the Agreement to Issue Stock and to Amend the Restrictive Stock Agreement , dated as of January 1, 2002.

         7.9 Winsson/Computronix. The Winsson Enterprises Co., Ltd. and its affiliate Computronics International Corp. shall have entered into an agreement with the Company, on terms reasonably acceptable to Buyer, to continue to supply components and services to the Company on open credit up to $2.75 million, without interest, throughout the term during which Earnout Payments are payable to Sellers hereunder.

                                  ARTICLE VIII
                                  ------------

              CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE
              ----------------------------------------------------

         Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

         8.1 Accuracy of Representations. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         8.2 Buyer's Performance.

             (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

             (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Sections 2.4(b)(i).

         8.3 Consents. Each of the Consents identified in Part 3.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

         8.4 Additional Documents. Buyer must have caused the following documents to be delivered to Sellers:

             (a) an opinion of Porter, Wright, Morris & Arthur, LLP, dated the Closing Date, in the form of Exhibit 8.4(a); and

             (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in
Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this
Article VIII, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         8.5 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                                   ARTICLE IX
                                   ----------

                                   TERMINATION
                                   -----------

         9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

             (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

             (b) (i) by Buyer if any of the conditions in Article VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in
Article VIII has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

             (c) by mutual consent of Buyer and Sellers; or

             (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before September 30, 2003, or such later date as the parties may agree upon.

         9.2 Effect of Termination. Each party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 12.1 and 12.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE X
                                   ---------

                             POST-CLOSING COVENANTS
                             ----------------------

         10.1 Silvers Health Insurance. For a period of five years following the Closing Date, Buyer shall cause the Acquired Companies to provide health insurance coverage to Ralph F. Silvers and his spouse, comparable to the coverage currently provided to them by the Acquired Companies, provided that Buyer and the Acquired Companies shall be required to pay or reimburse any premiums or other costs of such coverage aggregating up to $10,000 in any year, with any premiums or costs in excess of such amount to be borne by Mr. Silvers. The Company may discharge its obligation under this Section 10.1 through payments made to Mr. Silvers (or on his behalf) under the Consulting Agreement.

         10.2 Computronics Payables. Provided that Winsson Enterprises Co., Ltd. and its affiliate Computronics International Corp. (collectively "Computronics") continues to supply components and services to the Acquired Companies on the terms set forth in the agreement referenced in Section 7.10 above, and further provided that all such components and services continue to conform to the specifications and quality standards specified by the Acquired Companies, Buyer will use commercially reasonable efforts to cause the Acquired Companies to reduce by the first anniversary of the Closing Date the amount of accounts payable to Computronics over 60 days that are in existence on the Closing Date by an amount not less than $250,000.

                                   ARTICLE XI
                                   ----------

                            INDEMNIFICATION; REMEDIES
                            -------------------------

         11.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 2.4(a)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         11.2 Indemnification and Payment of Damages By Sellers. Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

             (a) any Breach of any representation or warranty made by Sellers in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by Sellers pursuant to this Agreement;

             (b) any Breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to
Section 2.4(a)(v) as having caused the condition specified in Section 7.1 not to be satisfied;

             (c) any Breach by either Seller of any covenant or obligation of such Seller in this Agreement;

             (d) any product shipped or manufactured by, or any services provided by, any Acquired Company prior to the Closing Date; or

             (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions, regardless of whether disclosed in the Disclosure Letter.

The remedies provided in this Section 11.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

         11.3 Indemnification and Payment of Damages By Sellers -- Environmental Matters. In addition to the provisions of Section 11.2, Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and the other Indemnified Persons for, and will pay to Buyer, the Acquired Companies, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

             (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Sellers or any Acquired Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or
(ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by Sellers or any Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by Sellers or any Acquired Company or by any other Person for whose conduct they are or may be held responsible; or

             (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Sellers or any Acquired Company or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Acquired Companies prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by Sellers or any Acquired Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

Buyer will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 11.3. The procedure described in Section 11.9 will apply to any claim solely for monetary damages relating to a matter covered by this Section 11.3.

         11.4 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

         11.5 Time Limitations. If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.11, 3.13, and 3.19, unless on or before the second anniversary of the Closing Date Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to

Section 3.3, 3.11, 3.13, or 3.19, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the second anniversary of the Closing Date Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

         11.6 Earnout Payments; Right of Set-Off. Upon notice to Sellers specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under this Article 11 against amounts otherwise payable to the Sellers as Earnout Payments. Neither the exercise of nor the failure to exercise such right of set-off or to give a notice of a Claim will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

         11.7 Procedure for Indemnification--Third Party Claims.

             (a) Promptly after receipt by an indemnified party under Section 11.2, 11.4, or (to the extent provided in the last sentence of Section 11.3)
Section 11.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

             (b) If any Proceeding referred to in Section 11.7(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article XI for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

             (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

             (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

         11.8 Procedure for Indemnification--Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                                  ARTICLE XII
                                  -----------

                               GENERAL PROVISIONS
                               ------------------

         12.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. On or before the Closing Date, Sellers will pay directly all fees, expense reimbursements and other amounts that remain payable to CMS Capital Partners in connection with this Agreement and the Contemplated Transactions. Sellers shall also be responsible for the payment of any and all obligations of the Company for expenses incurred by or on behalf of the Company in connection with the Contemplated Transactions, including fees and expenses of agents, representatives, counsel, and accountants, that remain unpaid on the Closing Date. In the event of termination of this Agreement, the obligation of each party to pay its own expenses shall survive the termination, provided that if this Agreement is terminated as a result of a Breach by a party or parties, in addition to any damages to which a non-breaching party may be entitled to recover, such non-breaching party shall be entitled to recover from the breaching party or parties all expenses incurred by the non-breaching party in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions.

         12.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         12.3 Confidentiality. Between the date of this Agreement and the Closing Date, Buyer and Sellers will, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Acquired Companies to, maintain in confidence, and not use for any purpose except for the purposes of the Contemplated Transactions or for the benefit of the Acquired Companies, any information that is confidential or proprietary to the Buyer, Sellers or the Acquired Companies ("Confidential Information") that is obtained from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality,
(b) such information becomes publicly available through no fault of such party,
(c) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (d) the furnishing or use of such information is required by, or necessary or appropriate in connection with, any legal or regulatory proceeding, provided that the disclosing party takes reasonable steps, through a protective order or confidentiality agreement, to limit the further disclosure of such information. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. From and after the Closing, nothing contained in this Section 12.3 shall apply to or restrict in any manner Buyer's or any Acquired Company's use of any Confidential Information of the Acquired Companies.

         12.4 Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

Sellers (before the Closing):
-----------------------------

AG Technologies, Inc.
105 S. Roselle, Suite 204/207
Schaumburg, IL 60193
Attention: Mr. Steven M. Breen
Fax no.:
E-mail address:

with a mandatory copy to:

Allen S. Gabe, Esq.
Law Offices of Allen S. Gabe & Associates, P.C.
931 N. Plum Grove Rd.
Schaumburg, IL. 60173
Fax no.:  (847) 517-1748
E-mail address: asg@asgabelaw.com

Sellers (after the Closing):
----------------------------

Ralph F. Silvers
133 Woodcroft Court
Schaumburg, IL 60173


Steven M. Breen
1 Kensington Court
Algonquin, IL 60102



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Raymond Hill
2100 W. Sanmarcelo, #247
Brownsville, TX 78526

Douglas Kvalvog
1205 Bluebonnet
Brownsville, TX 78521

with a mandatory copy to:

Allen S. Gabe, Esq.
Law Offices of Allen S. Gabe & Associates, P.C.
931 N. Plum Grove Rd.
Schaumburg, IL. 60173
Fax no.:  (847) 517-1748
E-mail address: asg@asgabelaw.com

Buyer:
------

Techdyne, Inc.
2230 West 77th Street
Hialeah, FL  33016
Attention:  Barry J. Pardon, President
Fax no.:  (305) 827-5209
E-mail address:  bpardon@tcdn.com

with a mandatory copy to:

Porter, Wright, Morris & Arthur
41 South High Street, Suite 2800
Columbus, Ohio 43215
Attention:  William J. Kelly, Jr.
Fax no.:  (614) 227-2100
E-mail address:  wjkelly@porterwright.com

         12.5 Jurisdiction; Service of Process. Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of Florida, County of Dade, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE


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OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES
IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         12.6 Enforcement of Agreement. Sellers acknowledge and agree that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Sellers could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

         12.7 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         12.8 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         12.9 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated June 11, 2003) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         12.10 Disclosure Letter.

               (a) The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

               (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.


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

         12.11 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         12.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         12.13 Section Headings, Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections" and "Parts" refer to the corresponding Articles, Sections and Parts of this Agreement and the Disclosure Letter. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         12.14 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         12.15 Governing Law. This Agreement will be governed by the laws of the State of Illinois, without regard to conflicts of laws principles.

         12.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                         [SIGNATURES ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first written above.

BUYER:                                          SELLERS:

Techdyne, Inc.                                  /s/ Ralph F. Silvers
                                                ---------------------
                                                Ralph F. Silvers


By:      /s/ Barry J. Pardon                    /s/ Steven M. Breen
    -----------------------------------         -----------------------
         Barry J. Pardon, President             Steven M. Breen


                                                /s/ Douglas Kvalvog
                                                -----------------------
                                                Douglas Kvalvog


                                                /s/ Raymond Hill
                                                -----------------------
                                                Raymond Hill


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